SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 15, 2008

THE MIDLAND COMPANY
(Exact name of registrant as specified in its charter)

Ohio	1-6026	31-0742526
(State or other jurisdiction of incorporation)	( Commission File No.)	(IRS Employer Identification No. )

7000 Midland Boulevard, Amelia, Ohio 45102-2607
(Address of principal executive offices) (Zip Code)
(513) 943-7100
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⁭	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
⁭	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
⁭	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d.(b))
⁭	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.      Entry into a Material Definitive Agreement.

On February 15, 2008 The Midland Company, an Ohio corporation (“Midland” or the “Company”) entered into a Stock Purchase Agreement (“Agreement”) with M/G Transport Holdings LLC, a Delaware limited liability company and affiliate of Brooklyn NY Holdings LLC (the “Buyer”) pursuant to which the Company agreed to sell all of its shares of capital stock of M/G Transport Services, Inc., an Ohio corporation (“M/G Transport”) and MGT Services, Inc., an Ohio corporation (“M/G Services,” and collectively with M/G Transport, the “Barge Companies”).  Pursuant to this Stock Purchase Agreement the Barge Companies would be sold to Buyer for an aggregate purchase price of approximately $112.8 million, subject to a working capital adjustment.  The Agreement contemplates that the deposit of funds shall be made to an escrow agent on February 29, 2008 in connection with the closing, which is expected to occur in April 2008.

The transactions contemplated by the Agreement are conditional upon the consummation of the transactions contemplated by the Agreement and Plan of Merger among Midland, Munich-American Holding Corporation and Monument Corporation dated October 16, 2007 (the “Merger Agreement”), clearance under the Hart-Scott-Rodino Antitrust Improvements Act, as well as other customary closing conditions. Concurrent with the negotiations of the Agreement, the Buyer  required the retention of the Barge Companies’ management team, including Joseph P. Hayden III, Midland's Chairman and Chief Operating Officer, as well as a minority investment from him.

The Agreement contains certain termination rights for both the Company and Buyer and provides that, upon termination of the Agreement under certain circumstances, including the termination of the Merger Agreement or if the transactions contemplated by the Agreement fail  to close by July 31, 2008, the Company may be obligated to pay Buyer a termination fee of approximately $1.13 million.

Cautionary Notice Regarding Forward Looking Statements

Certain statements in this report contain forward-looking statements, including statements relating to the expected timing, completion and effects of the proposed transactions contemplated by the Agreement. Forward-looking statements are statements other than historical information or statements of current condition. These forward-looking statements are based on current expectations, estimates, forecasts and projections of future company or industry performance based on management’s judgment, beliefs, current trends and market conditions. Actual outcomes and results may differ materially from what is expressed, forecasted or implied in any forward-looking statement. Forward-looking statements made by Midland may be identified by the use of words such as “will,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “seeks,” “estimates,” or the negative versions of those words and similar expressions, and by the context in which they are used. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements included in this document. For example, (1)  regulatory approvals required for the transaction may not be obtained, or required regulatory approvals may delay the transaction or result in the imposition of conditions that could have a material adverse effect on Midland or Buyer or cause the parties to abandon the transaction; (2) conditions to the closing of the transaction may not be satisfied; (3) the business of Midland or Buyer may suffer as a result of uncertainty surrounding the transaction; and (4) Midland or Buyer may be adversely affected by other economic, business, and/or competitive factors. These and other factors that could cause Midland’s actual results to differ materially from those expressed or implied are discussed under “Risk Factors” in Midland’s most recent annual report on Form 10-K and other filings with the Securities and Exchange Commission. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial also may materially adversely affect our proposed transaction, business, financial condition and/or operating results. For a further discussion of these and other risks and uncertainties affecting Midland, see Midland’s website at www.midlandcompany.com. Midland undertakes no obligation to update any forward-looking statements, whether as a result of new information or circumstances, future events (whether anticipated or unanticipated) or otherwise. Readers are cautioned not to place undue reliance on these forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MIDLAND COMPANY

Date: February 19, 2008	By:	/s/ W. Todd Gray
W. Todd Gray
Executive Vice President and
Chief Financial Officer